UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2022

TAYLOR MORRISON HOME CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35873	83-2026677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000 Scottsdale, Arizona 85251
(Address of principal executive offices, including zip code)

(480) 840-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	TMHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As indicated below, at the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) of Taylor Morrison Home Corporation (the “Company”), the Company’s stockholders approved the amendment and restatement of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (as amended and restated, the “Equity Award Plan”). The primary purpose of the amendment and restatement was to: increase the aggregate share limit that may be delivered pursuant to all awards granted under the Equity Award Plan from 14,178,459 to 15,161,459 and to extend the term of the Equity Award Plan by nine years with a new expiration date of May 26, 2032.

The material features of the Equity Award Plan are described in Proposal No. 4 of the Company’s Definitive Proxy Statement on Schedule 14A, dated April 12, 2022, which description is incorporated herein by reference. The description of the Equity Award Plan set forth above and incorporated herein by reference are qualified in their entirety by the text of the Equity Award Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the 2022 Annual Meeting on May 26, 2022. The Company’s stockholders elected at the 2022 Annual Meeting eight directors, Peter Lane, William H. Lyon, Anne L. Mariucci, David C. Merritt, Andrea (Andi) Owen, Sheryl D. Palmer, Denise F. Warren and Christopher Yip, to hold office until the Company’s annual meeting of stockholders to be held in 2023 and until his or her successor is duly elected and qualified. At the 2022 Annual Meeting, the Company’s stockholders also approved, on an advisory basis, the compensation of the Company’s named executive officers (“say-on-pay”), ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and approved the amendment and restatement of the Equity Award Plan. The voting results are set forth below.

Proposal No. 1 - Election of Directors

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Peter Lane	107,517,443	1,004,777	39,451	3,909,897
William H. Lyon	108,360,726	160,003	40,942	3,909,897
Anne L. Mariucci	95,656,620	12,869,916	35,135	3,909,897
David C. Merritt	107,477,549	1,044,689	39,443	3,909,897
Andrea (Andi) Owen	108,042,811	481,838	37,022	3,909,897
Sheryl D. Palmer	106,359,236	2,165,227	37,208	3,909,897
Denise F. Warren	108,002,908	520,967	37,796	3,909,897
Christopher Yip	108,360,926	131,605	69,140	3,909,897

Proposal No. 2 - Advisory Vote on Compensation of Named Executive Officers (“Say-on-Pay”)

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve, on an advisory basis, the compensation of the Company’s named executive officers	103,547,285	4,958,301	56,085	3,909,897

Proposal No. 3 - Ratification of Auditors

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022	110,324,544	2,107,584	39,440	—

Proposal No. 4 - Amendment and Restatement of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve of the amendment and restatement of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan	104,825,587	3,685,425	50,659	3,909,897

Item 8.01	Other Events.

Stock Repurchase Program

On May 26, 2022, the Board of Directors of the Company authorized the repurchase of up to $500 million of the Company’s Common stock, par value $0.00001 per share (the “Common Stock”) through December 31, 2023, which authorization replaced the Company’s prior $250 million repurchase authorization scheduled to expire on June 30, 2024. Repurchases of the Company’s Common Stock under the program may occur from time to time in open market purchases, privately negotiated transactions or other transactions.

Repurchases of Common Stock under the program are subject to prevailing market conditions and other considerations, including the Company’s liquidity, the terms of its debt instruments, legal requirements, planned land investment and development spending, acquisition and other investment opportunities and ongoing capital requirements. The program does not require the Company to repurchase any specific number of shares of Common Stock, and the program may be suspended, extended, modified or discontinued at any time.

On May 31, 2022, the Company issued a press release announcing the adoption of the new repurchase program. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (Amended and Restated as of May 26, 2022)

99.1	Press release issued May 31, 2022 by Taylor Morrison Home Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2022

Taylor Morrison Home Corporation

/s/ Darrell C. Sherman
By: Darrell C. Sherman
Title: Executive Vice President, Chief Legal Officer and Secretary